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                                                                    EXHIBIT 23.7

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report related to the financial statements of RT-Control, Inc. and to all references to our Firm included in or made a part of this registration statement.

ARTHUR ANDERSEN


Toronto, Canada
October 10, 2000